Exhibit 4.5




                               AMENDMENT NO. THREE
                                     TO THE
                    TREADCO, INC. EMPLOYEES' INVESTMENT PLAN


     Amendment made this1st day of April, 1998, by Treadco, Inc., (the "Sponsoring Company"):

     WHEREAS, the Sponsoring Company adopted the Treadco, Inc. Employees' Investment Plan (the "Plan") effective November 1, 1991; and

     WHEREAS, the Plan was amended and restated as of January 1, 1994; and

     WHEREAS, the Plan has been amended since its restatement; and

     WHEREAS, the Sponsoring Company, acting pursuant to Section 21 of the Plan, has the sole and exclusive power to amend the Plan; and

     WHEREAS, the Sponsoring Company acquired the assets of Five Bros., Incorporated ("Five Bros.") on July 12, 1996 and, on July 15, 1996, certain former employees of Five Bros. became employees of the Sponsoring Company;

     WHEREAS, the Sponsoring Company amended the Plan by executing Amendment No. Two to the Treadco, Inc. Employees' Investment Plan ("Amendment Two") to extend participation in the Plan to all former employees of Five Bros. effective August 15, 1996, who became employees of the Sponsoring Company as of July 15, 1996:

     WHEREAS, the Amendment Two contained an ambiguity which the Sponsoring Company desires to correct; and

     WHEREAS, the Sponsoring Company wishes to execute an Amendment No. Three to the Treadco, Inc. Employees' Investment Plan:

     NOW, THEREFORE, the Plan is amended, effective as of August 15, 1996, as provided below:

     1. The last sentence of existing Section 3.1 of the Plan is deleted in its entirety and is not replaced.

     2. Section 3.2 of the Plan is amended to add a new Subsection 3.2(3) to the end of Subsection 3.2(2) of the Plan, as follows:

          "3.2(3) Notwithstanding any provision in the Plan to the contrary, all individuals formerly employed by Five Bros., Incorporated on or before July 12, 1996, and who became employees of the Sponsoring Company on July 15, 1996, shall become eligible to participate in the Plan on August 15, 1996."



     IN WITNESS WHEREOF, this Amendment has been executed the day and year first above written.

                                               TREADCO, INC.


                                               By: /s/ R.F. Cooper
                                                   -----------------------------
                                                   Its: Secretary
                                                        ------------------------